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Exhibit 23.3
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                         [Grant Thornton LLP Letterhead]




               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We have issued our report dated January 31, 2002, accompanying the statements of income, partners' equity and cash flows of Whitco Company, LLP for the year ended December 31, 2001, appearing in this Registration Statement of Wentworth III, Inc., on Form SB-2, post-effective amendment No. 1 and Prospectus. We consent to the use in the Registration Statement and Prospectus of the aforementioned report and to the use of our name as it appears under the caption "Experts."


/s/ Grant Thornton LLP


Wichita, Kansas
February 17, 2003





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